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                                                                      EXHIBIT 11

                    MANUGISTICS GROUP, INC. AND SUBSIDIARIES

             STATEMENTS REGARDING COMPUTATION OF EARNINGS PER SHARE

                                                                                     YEAR ENDED FEBRUARY 28 OR 29,
                                                                                    1997         1996         1995
                                                                                 ------------------------------------
                                                                                          (IN THOUSANDS, EXCEPT
                                                                                            PER SHARE AMOUNTS)
Weighted average number of shares of common
    stock outstanding                                                                21,324       20,602       19,676
Net effect of dilutive stock options based on
    treasury stock method                                                             1,640        1,026          898
                                                                                   --------     --------   ----------


Weighted average shares outstanding                                                  22,964       21,628       20,574
                                                                                   --------     --------   ----------


Net income                                                                         $  4,342     $  4,448   $    3,221
                                                                                   --------     --------   ----------

Primary income per share                                                           $   0.19     $   0.21   $     0.16
                                                                                   ========     ========   ==========

Fully-diluted income per share                                                     $   0.19    $    0.21   $     0.16
                                                                                   ========    =========  ===========




Amounts have been adjusted to reflect the two-for-one stock split.